Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-33536, 333-45444, 333-89547, 333-77471, 333-77439, and 333-62791) of Eclipsys Corporation of our report dated January 24, 2003, except for the disclosure information in Note 2 under the caption “Stock-Based Compensation,” for which the date is May 22, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 23, 2003

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